Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FIRST QUARTER 2016 RESULTS
Record Revenue Up 36% to $73.6 Million
Raises 2016 Guidance

PLEASANTON, Calif. - April 28, 2016 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Record revenue of $73.6 million, up 36% from $54.2 million in Q1 2015

•	Adjusted EBITDA of $15.6 million, up 7% from $14.6 million in Q1 2015

•	Net income of $2.5 million, compared to $3.6 million in Q1 2015

•	15,000 Encompass seats booked

•	Revenue per average active Encompass® user of $522, up 10% from $474 in Q1 2015

“We had a great start to the year with continued momentum across our business,” said Jonathan Corr, president and CEO of Ellie Mae. “In addition to growing revenue by 36% in the face of a 10% decline in origination volume, we continued to see robust adoption throughout the lender community. Seat bookings for Encompass were an impressive 15,000 in the first quarter. In March, we welcomed more than 2,200 industry professionals to our largest ever Ellie Mae user conference, Experience, where we introduced three new solutions in the areas of compliance, CRM and mobile, continuing our focus on innovation to help customers grow their businesses. With this strong foundation, we are raising our 2016 guidance.”

Financial Results
Total revenue for the first quarter of 2016 was $73.6 million, compared to $54.2 million for the first quarter of 2015. Net income for the first quarter of 2016 was $2.5 million, or $0.08 per diluted share, compared to net income of $3.6 million, or $0.12 per diluted share, for the first quarter of 2015.

On a non-GAAP basis, adjusted net income for the first quarter of 2016 was $10.7 million, or $0.34 per diluted share, compared to $9.9 million, or $0.33 per diluted share, for the first quarter of 2015. Adjusted EBITDA for the first quarter of 2016 was $15.6 million, compared to $14.6 million for the first quarter of 2015.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Key Operating Metrics:

•	The total number of active Encompass users increased 22% year-over-year to 144,533;

•	Contracted revenue increased 44% year-over-year to $46.0 million; and

•	Revenue per average active Encompass user in the first quarter increased 10% year-over-year to $522.

Second Quarter and Full Year 2016 Financial Outlook
For the second quarter of 2016, our revenue is expected to be in the range of $84.0 million to $86.0 million. Net income is expected to be $7.5 million to $8.0 million, or $0.24 to $0.25 per diluted share. Adjusted net income is expected to be in the range of $16.6 million to $17.6 million, or $0.53 to $0.56 per diluted share. Adjusted EBITDA is expected to be in the range of $25.5 million to $27.0 million.

For the full year 2016, revenue is expected to be in the range of $325.0 million to $329.0 million, up from the previously provided range of $317.0 million to $321.0 million. Net income is expected to be $23.5 million to $25.5 million, or $0.74 to $0.80 per diluted share, up from the previously provided range of $22.2 million to $24.2 million, or $0.71 to $0.76 per diluted share. Adjusted net income is expected to be in the range of $58.4 million to $61.4 million, or $1.84 to $1.92 per diluted share, up from the previously provided range of $56.1 million to $59.1 million, or $1.79 to $1.86 per diluted share. Adjusted EBITDA is expected to be in the range of $93.0 million to $97.5 million, up from the previously provided range of $90.0 million to $94.5 million.

Quarterly Conference Call
Ellie Mae will discuss its first quarter 2016 results today, April 28, 2016, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 877-876-9176 or 785-424-1667 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through May 12, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 8415904.

Use of Non-GAAP Financial Measures
Ellie Mae (the “Company”) provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of intangible assets and stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow consists of net cash provided by (used in) operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, loss on impairment of intangible assets, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA, adjusted EBITDA, and operating cash flow to free cash flow are included in the tables below.

Disclosure Information
Ellie Mae uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Mortgage lenders of all sizes use Ellie Mae’s Encompass® all-in-one mortgage management solution, Mavent Compliance Service, and AllRegs research, reference and education resources to improve compliance, loan quality and efficiency across the entire mortgage lifecycle. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income (loss), adjusted EBITDA, and adjusted net income for the second quarter and fiscal year 2016. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2015 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2016 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Mavent®, Mortgage Returns®, Prospect Manager®, Total Quality Loan®, True CRM®, TQL® and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$28,540	$34,396
Short-term investments	43,122	48,975
Accounts receivable, net of allowances for doubtful accounts of $141 and $124 as of March 31, 2016 and December 31, 2015, respectively	39,474	28,568
Prepaid expenses and other current assets	11,472	9,874
Total current assets	122,608	121,813
Property and equipment, net	96,673	81,360
Long-term investments	42,292	55,473
Intangible assets, net	21,353	22,810
Deposits and other assets	9,281	8,888
Goodwill	74,547	74,547
Total assets	$366,754	$364,891
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,910	$9,911
Accrued and other current liabilities	22,107	37,307
Deferred revenue	17,009	15,864
Total current liabilities	48,026	63,082
Leases payable, net of current portion	571	685
Other long-term liabilities	11,206	10,273
Total liabilities	59,803	74,040

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 29,971,612 and 29,566,511 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	298,607	285,342
Accumulated other comprehensive income (loss)	71	(257)
Retained earnings	8,270	5,763
Total stockholders’ equity	306,951	290,851
Total liabilities and stockholders’ equity	$366,754	$364,891

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2016	2015
Revenues	$73,625	$54,189
Cost of revenues(1)	26,631	17,350
Gross profit	46,994	36,839
Operating expenses:
Sales and marketing(1)	15,287	9,760
Research and development(1)	12,453	8,297
General and administrative(1)	15,731	12,302
Total operating expenses	43,471	30,359
Income from operations	3,523	6,480
Other income, net	199	132
Income before income taxes	3,722	6,612
Income tax provision	1,216	3,028
Net income	$2,506	$3,584
Net income per share of common stock:
Basic	$0.09	$0.12
Diluted	$0.08	$0.12
Weighted average common shares used in computing net income per share of common stock:
Basic	29,471,214	28,768,144
Diluted	31,080,314	30,442,163

Net income	$2,506	$3,584
Other comprehensive income, net of taxes:
Unrealized gain on investments	328	171
Comprehensive income	$2,834	$3,755

(1)Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$970	$615
Sales and marketing	878	517
Research and development	1,504	1,147
General and administrative	3,338	2,728
	$6,690	$5,007

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,506	$3,584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,954	1,767
Provision for uncollectible accounts receivable	33	38
Amortization of intangible assets	1,457	1,332
Stock-based compensation expense	6,690	5,007
Excess tax benefit from stock-based compensation	—	(2,906)
Deferred income taxes	1,172	—
Loss on disposal of property and equipment	5	—
Amortization of investment premium	239	275
Changes in operating assets and liabilities:
Accounts receivable	(10,939)	(5,188)
Prepaid expenses and other current assets	(1,598)	3,007
Deposits and other assets	(1,565)	—
Accounts payable	625	379
Accrued, other current and other liabilities	(13,817)	846
Deferred revenue	1,178	2,805
Net cash provided by (used in) operating activities	(10,060)	10,946
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(13,298)	(10,253)
Acquisition of internal-use software	(7,112)	(5,762)
Purchases of investments	(18,971)	(15,816)
Maturities of investments	18,094	15,665
Sale of investments	20,000	—
Net cash used in investing activities	(1,287)	(16,166)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(868)	(1,320)
Proceeds from issuance of common stock under employee stock plans	6,719	5,071
Payments for repurchase of common stock	—	(2,520)
Tax payments related to shares withheld for vested restricted stock units	(360)	(320)
Excess tax benefit from stock-based compensation	—	2,906
Net cash provided by financing activities	5,491	3,817
NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,856)	(1,403)
CASH AND CASH EQUIVALENTS, Beginning of period	34,396	26,756
CASH AND CASH EQUIVALENTS, End of period	$28,540	$25,353

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$79	$33
Cash paid for income taxes	$97	$50
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$2,036	$2,628
Stock-based compensation capitalized to property and equipment	$488	$207
Acquisition of property and equipment under capital leases	$—	$5,996

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2016	2015
Net income	$2,506	$3,584
Depreciation	3,954	1,767
Amortization of intangible assets	1,457	1,332
Other income, net	(199)	(132)
Income tax provision	1,216	3,028
EBITDA	8,934	9,579

Stock-based compensation expense	6,690	5,007
Adjusted EBITDA	$15,624	$14,586

Net income	$2,506	$3,584
Stock-based compensation expense	6,690	5,007
Amortization of intangible assets	1,457	1,332
Adjusted net income	$10,653	$9,923

Shares used to compute non-GAAP net income per share
Basic	29,471,214	28,768,144
Diluted	31,080,314	30,442,163

Adjusted net income per share
Basic	$0.36	$0.34
Diluted	$0.34	$0.33

Net cash provided by (used in) operating activities	$(10,060)	$10,946
Acquisition of property and equipment and internal-use software, net	(20,410)	(16,015)
Free cash flow	$(30,470)	$(5,069)

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Second Quarter 2016 Projected Range		Fiscal 2016 Projected Range
Net income	$7,500	$8,000	$23,500	$25,500

Depreciation	4,400	4,600	19,000	19,800
Amortization of intangible assets	1,500	1,500	5,900	5,900
Income tax provision/other	4,500	4,800	15,600	16,300
EBITDA	17,900	18,900	64,000	67,500

Stock-based compensation expense	7,600	8,100	29,000	30,000
Adjusted EBITDA	$25,500	$27,000	$93,000	$97,500

Net income	$7,500	$8,000	$23,500	$25,500
Stock-based compensation expense	7,600	8,100	29,000	30,000
Amortization of intangible assets	1,500	1,500	5,900	5,900
Adjusted net income	$16,600	$17,600	$58,400	$61,400

Shares used to compute non-GAAP net income per share
Basic	29,700,000	29,800,000	30,300,000	30,500,000
Diluted	31,400,000	31,500,000	31,800,000	32,000,000

Projected net income per share
Basic	$0.25	$0.27	$0.78	$0.84
Diluted	$0.24	$0.25	$0.74	$0.80

Adjusted net income per share
Basic	$0.56	$0.59	$1.93	$2.01
Diluted	$0.53	$0.56	$1.84	$1.92